Exhibit 10.3
Amendment No. 2 to Distribution Agreement
This Amendment No. 2 to Distribution Agreement is entered Into effective as of June 30, 2008 (“Amendment Date”) between Inverness Medical Innovations North America, Inc. (“Inverness”), a Delaware corporation having a place of business at 30 South Keller Road, Orlando, Florida 32810 (as successor by assignment from Biosite Incorporated effective April 1, 2008), and Fisher Healthcare, a division of Fisher Scientific Company L.L.C (“FHC”), having a place of business at 9999 Veterans Memorial Drive, Houston, Texas 77038 and amends the Distribution Agreement between the parties dated January 1, 2006 (as amended, the “2006 Distribution Agreement”)
     The parties mutually agree to amend the 2006 Distribution Agreement through this Amendment No.2 on the terms and conditions below as follows:
     1. Defined Terms. Any defined terms in this Amendment shall have the same meaning designated in the 2006 Distribution Agreement unless otherwise expressly provided herein or in Exhibits A and B of this Amendment.
     2. Extension of Non-Renewal Notice Period. Both parties agree that effective June 30, 2008 Section 6(a)(i) is hereby replaced it in its entirety with the following.
     “(1) unless Inverness, in Inverness’s sole discretion, gives notice of non-renewal to FHC on or before 11:59 Eastern Daylight Time July 8, 2008, this Agreement automatically shall be extended for a period of one (1) year following the expiration of the Initial Term (the “First Extended Term”), and -
     3. Assignment. FHC hereby consents to the assignment of the 2008 Distribution Agreement from Biosite Incorporated to Inverness effective as of April 1, 2008.
     4. Miscellaneous. Except as otherwise expressly modified by this Amendment, the 2006 Distribution Agreement shall remain in full force and effect in accordance with its existing terms. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In witness of their agreement to the foregoing terms, the authorized representatives of each party have executed this Amendment effective as of the Amendment Date.

Inverness Medical Innovations North America,		Fisher HealthCare, a division of Fisher Scientific
Company, L.L.C
Inc.

By:	/s/ John Bridgen	By:	/s/ David Young

Name:	John Bridgen	Name:	David Young

Title:	VP, Business Development	Title:	VP, Finance

Date:	June 27, 2008	Date:	June 27, 2008

By:	/s/ Daniel J. Delaney

Name:	Daniel J. Delaney

Title:	Vice President

Date:	June 27, 2008

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